                                                                    EXHIBIT 10.4

                              SAFETY HOLDINGS, INC.

                        MANAGEMENT SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT, dated as of October 16, 2001 (this "AGREEMENT"), is made by and among Safety Holdings, Inc., a Delaware corporation (the "COMPANY"), whose address is c/o The Jordan Company, LLC, 767 Fifth Avenue, 48th Floor, New York, New York 10153, and the persons and entities whose names are set forth at the end of this Agreement (collectively the "STOCKHOLDERS").

     1.   STOCK SUBSCRIPTIONS.

          (a) Each Stockholder (i) subscribes for the number of shares set forth opposite such Stockholder's name in EXHIBIT 1 hereto of the Common Stock, par value $.01 per share (the "COMMON STOCK"), at a purchase price of $10.00 per share, (ii) tenders in consideration of the subscription for such Common Stock a Promissory Note executed and delivered by the Stockholder in favor of the Company in substantially the form of EXHIBIT 2 attached hereto (the "NOTES") and in an initial principal amount set forth in EXHIBIT 1 hereto, and (iii) agrees to enter into a Stock Pledge Agreement in favor of the Company in substantially the form of EXHIBIT 3 attached hereto (the "PLEDGE AGREEMENTS") in order to secure the payment of amounts due under the Notes. Each of the Stockholders, in order to facilitate the transactions contemplated by this Agreement, authorizes and appoints the Company or any of its representatives to direct the transfer of the subscription consideration from any account which such amounts may be paid into for the benefit of such Stockholder to any account established for the benefit of the Company or any of its subsidiaries. For purposes of this Agreement, the Common Stock and the Restricted Shares (as defined in SECTION 1(b)) are collectively referred to as the "SECURITIES").

          (b)  The Company pursuant to the Restricted Stock Plan (as defined in
SECTION 2(b)) hereof may grant to certain executives shares of Common Stock (the "RESTRICTED SHARES"). Such Restricted Shares shall vest as set forth in the Restricted Stock Plan.

          (c) Each Stockholder acknowledges to the Company and the other Stockholders that such Stockholder understands and agrees, as follows:

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SECURITIES ARE VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR THE SECURITIES NOR IS ANY LIKELY TO DEVELOP. THE COMPANY AND ITS SUBSIDIARIES HAVE BORROWED A SUBSTANTIAL PORTION OF THE FUNDS USED TO OPERATE ITS BUSINESS. EACH STOCKHOLDER ACKNOWLEDGES THAT SUCH STOCKHOLDER MAY AND CAN AFFORD TO LOSE SUCH STOCKHOLDER'S ENTIRE INVESTMENT AND THAT SUCH STOCKHOLDER UNDERSTANDS SUCH STOCKHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

     2.   PROPOSED TRANSACTIONS.

          (a) This Agreement references certain pertinent documents as well as applicable laws and regulations. Each Stockholder acknowledges to the Company and the other

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Stockholders that such references are not summaries or complete and are qualified in their entirety by the complete texts of the documents, laws and regulations so summarized.

          (b) Each Stockholder acknowledges to the Company and the other Stockholders that such Stockholder has had access to and has had ample opportunity to review and understand each of the following documents:

               (i)    Restated Certificate of Incorporation of the Company;

               (ii)   By-laws of the Company;

               (iii) Merger Agreement, dated as of May 31, 2001, by and among the Company and the other parties signatory thereto, including all exhibits and schedules thereto;

               (iv) Stockholders Agreement, including all exhibits and schedules thereto;

               (v)    Notes, including all exhibits and schedules thereto;

               (vi) Pledge Agreements, including all exhibits and schedules thereto;

               (vii) Jordan Investors Subscription Agreement, dated as of the date hereof, by and among the Company and the stockholders named therein, including all exhibits and schedules thereto;

               (viii) Management Consulting Agreement, dated as of the date hereof, by and among the Company and TJC Management Corp. ("TJC MANAGEMENT"), including all exhibits and schedules thereto (the "MANAGEMENT CONSULTING AGREEMENT");

               (ix) Revolving Credit and Term Loan Agreement, dated as of the date hereof (the "CREDIT AGREEMENT"), among Thomas Black Corporation, Fleet National Bank ("FLEET"), the other lenders party thereto, and Fleet, as agent for itself and such other lenders, including all exhibits and schedules thereto;

               (x) Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and among the Company and JZ Equity Partners PLC ("JZEP");

               (xi) 2001 Restricted Stock Plan (the "RESTRICTED STOCK PLAN"), substantially in the form of EXHIBIT 4 attached hereto, adopted by the Board of Directors of the Company, including all exhibits and schedules thereto; and

               (xii)  This Agreement and all exhibits and schedules hereto.

     The documents referred to in (i) through (xii) are hereinafter collectively referred to as the "OPERATIVE DOCUMENTS", except that, for purposes of SECTION 10(g) only, this Agreement will not be considered an Operative Document.

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     3.   STOCKHOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS. Each
Stockholder represents, warrants and covenants to the Company and each other Stockholder that:

          (a) Such Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust, other than the Stockholders Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (b) Such Stockholder is employed in a managerial or executive position with the Company's subsidiaries and is familiar with the Company's and its subsidiaries' operations, financial condition and business prospects.

          (c) Such Stockholder (i) will not transfer any Securities if such transfer would result in a default by the Company or its subsidiaries under any of the provisions of the Operative Documents, (ii) except as required by the Operative Documents, grant any proxies, deposit any Securities into a voting trust or enter into a voting agreement with respect to any Securities, or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his obligations under this Agreement or any of the Operative Documents, or would result in a default by the Company or its subsidiaries under the provisions of this Agreement or any of the Operative Documents. Each Stockholder further agrees that such Stockholder's ability to transfer Securities is subject to the limitations, restrictions and conditions of the Stockholder Agreement and the other Operative Documents.

          (d) Such Stockholder will complete, execute and file a form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days of the execution of this Agreement and the purchase of the Securities.

          (e) Such Stockholder has no pending or threatened claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof, nor does said Stockholder intend to bring or file any claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof.

          (f) The Company has afforded such Stockholder and such Stockholder's advisors, if any, the opportunity to discuss an investment in the Securities and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Securities and the Operative Documents, and such representatives have provided answers to all such questions concerning the offering of the Securities and the Operative Documents. Such Stockholder has consulted its own financial, tax, accounting and legal advisors, if any, as to such

                                        3
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Stockholder's investment in the Securities and with the Operative Documents and the consequences thereof and risks associated therewith. Such Stockholder and such Stockholder's advisors, if any, have examined or have had the opportunity to examine before the date hereof the Operative Documents and all information that such Stockholder deems to be material to an understanding of the Company and its subsidiaries, the proposed business of the Company and its subsidiaries, and the offering of the Securities. Such Stockholder also acknowledges that to such Stockholder's knowledge there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Securities.

     4. RISK FACTORS. Each Stockholder acknowledges to the Company and the other Stockholders that:

          (a) (i) such Stockholder knows and understands that the Company's subsidiaries are the Company's only material assets, and that the Company and certain of its subsidiaries have borrowed a substantial portion of the funds used to effect the purchase by the Company of the shares listed in the Merger Agreement; (ii) it is unlikely that dividends will be paid on the Securities;
(iii) there is no legal requirement or promise made by the Company to declare or pay such dividends and such dividends may not in any event be paid if such payment would violate any term of the Operative Documents; (iv) certain of the Operative Documents severely restrict the ability of the Company to make any dividend or redemption payments in any case and such payment may be further restricted by future agreements or instruments binding on the Company or its subsidiaries; (v) if a Stockholder ceases to be an employee of the Company's subsidiaries such Stockholder's Securities may be subject to certain rights of the Company to repurchase such Securities under this Agreement, the Restricted Stock Plan or the Stockholder's employment agreement with the Company's subsidiaries; and (vi) under the repurchase payment terms, such Stockholders may not receive full cash payment in return for the Stockholder's Securities for several years.

          (b) (i) Such Stockholder has pledged, pursuant to the Pledge Agreement, certain of the Securities held by such Stockholder for the benefit of the Company to secure payment of the amounts due under the Note of such Stockholder, if any; and (ii) under the terms of the Pledge Agreements, each Stockholder may forfeit to the Company such Stockholder's pledged Securities upon certain defaults under the Note or Pledge Agreement executed by such Stockholder.

          (c) Any financial projections or forecasts with respect to the Company and its subsidiaries are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company's and its subsidiaries' control, and that there can be no assurances that these forecasts will be realized.

     5. SECURITIES LAW AND OTHER MATTERS. Each Stockholder represents and warrants to the Company and the other Stockholders that:

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          (a)  (i)  such Stockholder used no "purchaser's representative" (as that term is used in Regulation D as promulgated by the Securities and Exchange Commission) in connection with the transactions contemplated by the Operative Documents; (ii) neither The Jordan Company, LLC ("JORDAN"), nor any of its respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees or affiliates has acted as a representative of said Stockholder in the subject transaction; (iii) such Stockholder has substantial knowledge and experience in financial, investment and business matters, and specifically in the business of the Company and its subsidiaries, and has the requisite knowledge and experience to evaluate the risks and merits of this investment; (iv) the decision of such Stockholder to purchase the Securities hereunder has been made by such Stockholder independent of any other Stockholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any Stockholder or other person.

          (b) (i) the Securities being purchased by such Stockholder hereunder have not been registered under the Securities Act of 1933, as amended, (the "SECURITIES ACT") on the ground that the sales of Securities pursuant to this Agreement are exempt under Section 4(2) of the Securities Act as not constituting a distribution, and that the Company's reliance on such exemption is predicated in part on each Stockholder's representation which such Stockholder herewith makes that the Securities have been acquired solely by and for the account of such Stockholder for investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution and other than as expressly set forth in the Operative Documents, such Stockholder has no contract, undertaking, agreement or arrangement with any other Stockholder to sell, transfer or pledge to such other Stockholder or anyone else the Securities (or any part thereof) which such Stockholder has purchased hereunder, and such Stockholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement; (ii) the Securities being sold to said Stockholder must be held indefinitely unless they are subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, including, for example, pursuant to Rule 144 thereunder and that except as set forth in the Stockholders Agreement, the Company has no agreements in respect of registering the Securities under Federal or state law; and (iii) such Stockholder's financial condition is such that Stockholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of these shares to satisfy any existing or contemplated debt or undertaking.

          (c) In the event that in the future the Company engages in any negotiation or transaction (including a merger or consolidation or other reorganization by or of the Company) in which Regulation D promulgated by the Securities and Exchange Commission may or will be available to the Company, each of the Stockholders who is not then a professional investor agrees irrevocably (and with the knowledge and intention that the other holders of the Company's stock of all classes will rely thereon in making their respective present investment decisions) that such Stockholder will, within 5 business days of notice from the Company, which notice may be given in the sole discretion of the Company, appoint a purchaser's representative or representatives who shall be qualified and acceptable to the Company and any other person(s) who is (are) involved in the proposed transaction so that the maximum benefits of Regulation D shall be available to the Company and all of its Stockholders. Any Stockholder who does not

                                        5
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perform this covenant shall be liable to the Company and all of the other
Stockholders for any damage or loss that may or might be incurred thereby.

          (d) Such Stockholder hereby releases Jordan, JZEP, Jordan/Zalaznick Advisers Inc. and TJC Management and each of their respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees and affiliates from and against any claims in respect of each Stockholder's subscription for the Securities and any related transaction hereunder or under the Operative Documents.

     6. LEGEND. All certificates representing shares of Securities shall be endorsed as follows:

     "THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED OCTOBER 16, 2001, AMONG THE COMPANY AND ITS STOCKHOLDERS AND SUBSCRIPTION AGREEMENTS, DATED OCTOBER 16, 2001, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY, C/O THE JORDAN COMPANY, LLC, 767 FIFTH AVENUE, 48TH FLOOR, NEW YORK, NEW YORK 10153.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT."

     Each Stockholder acknowledges to the Company and the other Stockholders that (i) the effect of such legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral and that "stop transfer" instructions may be noted against the Securities sold to such Stockholder hereunder; and (ii) any transfere e of such Stockholder is required to become a party to the Stockholders Agreement, dated as of the date hereof, by and among the Company and the Company's stockholders (the "STOCKHOLDERS AGREEMENT") as a condition to acquiring the Securities hereunder.

     7.   REPURCHASE PROVISIONS.

          (a) CALL UPON TERMINATION. If the employment by the Company or its subsidiaries of any Stockholder is terminated at any time then, all or any portion of the Securities owned by such Stockholder and such Stockholder's Permitted Transferees under the Stockholders Agreement may be repurchased by the Company, at the Call Price for the Securities, payable in cash, or, if such cash payment would constitute a violation, breach or default under any agreement relating to the indebtedness of the Company or any of its subsidiaries, in Three Year Junior Notes. The "Call Price" means a price per share determined as of the date of termination of such Stockholder's employment by the Company or its subsidiaries by reference to the table below, on the basis of why such Stockholder's employment was

                                        6
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terminated and how much time has elapsed between the date of this Agreement and the termination of such Stockholder's employment.

------------------------------------------------------------------------------------------------------------------
                                               TERMINATION EVENT
------------------------------------------------------------------------------------------------------------------
                     Column I                Column II               Column III              Column IV
                     ---------------------------------------------------------------------------------------------
                     By the Company or       By the Company or its   By the Company or       By the Stockholder
                     its subsidiaries or     subsidiaries for        its subsidiaries        voluntarily, due to
                     the Stockholder         Cause, Material         for any reason not      Retirement, or for
                     upon death, or          Breach or               referred to in          any reason not
                     Disability of the       Unsatisfactory          Columns I and II,       referred to in
                     Stockholder             Performance             for no reason or by     Columns I, II and
                                                                     the Stockholder for     III
                                                                     Good Reason

Before 1st           Fair Market Value       Cost                    Cost                    Cost
anniversary hereof

On or after 1st      Fair Market Value       Cost                    30% X Adjusted Fair     Cost
anniversary, but                                                     Market Value + 70%
before second                                                        X Cost
anniversary hereof

On or after 2nd      Fair Market Value       Cost                    60% X Adjusted Fair     Cost
anniversary, but                                                     Market Value + 40%
before 3rd                                                           X Cost
anniversary hereof

On or after 3rd      Fair Market Value       Cost                    Adjusted Fair           Fair Market Value
anniversary hereof                                                   Market Value

     To exercise the foregoing call rights, the Company must notify such Stockholder of its exercise of such call rights in writing within six months of the date of termination of such Stockholder. In the event that the termination of such Stockholder relates to circumstances involving Cause, Material Breach or Unsatisfactory Performance, then the Company's call rights under SECTION 7(a) will take precedence over and supersede any Stockholder put rights pursuant to
SECTION 7(b) hereunder.

          (b) STOCKHOLDER PUT RIGHTS. If the employment by the Company or its subsidiaries of any Stockholder is terminated at any time, then the Stockholder (or, solely in the case of death, the person or persons to whom such Stockholder's rights with respect to the Securities shall have lawfully passed by will or by applicable law) may, cause the Company to repurchase any or all of the Securities owned by such Stockholder and by all of the Stockholder's Permitted Transferees under the Stockholders Agreement at the Put Price for the Securities, payable in cash, or, if such cash payment would constitute a violation, breach or default under any agreement relating to the indebtedness of the Company or any of its subsidiaries, in Three Year Junior Notes. The "Put Price" means a price per share determined as of the date of termination of such Stockholder's employment by the Company or its subsidiaries by reference

                                        7
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to the table below, on the basis of why such Stockholder's employment was terminated and how much time has elapsed between the date of this Agreement and the date of the termination of such Stockholder's employment.

--------------------------------------------------------------------------------------------------------------------
                                               TERMINATION EVENT
--------------------------------------------------------------------------------------------------------------------
                     Column I                Column II               Column III              Column IV
                     -----------------------------------------------------------------------------------------------
                     By the Company or its   By the Company or its   By the Company or its   By the Stockholder
                     subsidiaries or by      subsidiaries for        subsidiaries due to     voluntarily, due to
                     the Stockholder upon    Cause, Material         any reason not          Retirement, for any
                     death, or Disability    Breach or               referred to in Column   reason not referred
                     of the Stockholder      Unsatisfactory          I other than for        to in Columns I and
                                             Performance             Cause, Material         III or for no reason
                                                                     Breach or               and the Company or
                                                                     Unsatisfactory          its subsidiaries
                                                                     Performance or by the   would not otherwise
                                                                     Stockholder for Good    have a right to
                                                                     Reason                  terminate the
                                                                                             Stockholder's
                                                                                             employment for Cause,
                                                                                             Material Breach or
                                                                                             Unsatisfactory
                                                                                             Performance

Before 1st           Fair Market Value       Cost                    Cost                    Cost
anniversary hereof

On or after 1st      Fair Market Value       Cost                    30% x Adjusted Fair     Cost
anniversary, but                                                     Market Value + 70% x
before second                                                        Cost
anniversary hereof

On or after 2nd      Fair Market Value       Cost                    60% X Adjusted Fair     Cost
anniversary, but                                                     Market Value + 40% X
before 3rd                                                           Cost
anniversary hereof

On or after 3rd      Fair Market Value       Cost                    Adjusted Fair Market    Fair Market Value
anniversary hereof                                                   Value

     To exercise the foregoing put rights, the Stockholder or such persons who may exercise the put must notify the Company of its or their exercise of such put rights within six months following termination. In the event that the termination of the Stockholder relates to circumstances involving Cause, Material Breach or Unsatisfactory Performance, then the Company's call rights under SECTION 7(a) will take precedence over and supersede any Stockholder put rights hereunder.

          (c) PAYMENT OF NOTES; RIGHT OF SET-OFF. The Company, in addition to any other rights or remedies available to the Company, shall be entitled to set-off and reduce any amounts payable to a Stockholder upon the repurchase of Securities pursuant to this SECTION 7 for (i) any obligations or liabilities of such Stockholder to the Company or its subsidiaries or (ii) any claims by the Company against such Stockholder under this Agreement or any other agreement, written or oral, between the Company and such Stockholder, in each case, after such obligation, liability or claim becomes a final decision of a court of competent jurisdiction which is not subject to appeal.

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          (d)  EXPIRATION OF REPURCHASE OPTION. If the repurchase call rights set forth in SECTIONS 7(a) or the repurchase put rights set forth in SECTIONS 7(b) are not exercised within six months of termination of employment of a Stockholder, such call rights and put rights will expire. This SECTION 7 shall terminate upon (i) the effectiveness of an initial bona fide, firm commitment underwritten public offering of any shares of Securities for which the aggregate purchase price of the Securities sold is in excess of $25 million or (ii) the consummation of a Change of Control.

          (e) RESTRICTIONS ON PAYMENTS BY THE COMPANY. Notwithstanding anything to the contrary contained in this Agreement, all repurchases pursuant to this
SECTION 7, including issuances of and payments by the Company on, the Three Year Junior Notes, shall be subject to (i) applicable restrictions contained in any applicable law, (ii) restrictions contained in the Company's and its subsidiaries' debt and equity financing agreements, including the Credit Agreement, as amended and in effect from time to time, and any Senior Indebtedness (as defined in the Three Year Junior Notes) and (iii) the availability of cash to make any lump sum cash payments. If any such restrictions or unavailability prohibit the repurchase of Securities or other capital stock of the Company hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          (f) In the event the Company makes payments in cash pursuant to the provisions of SECTION 7, such payments will be made within 90 days of the date of the put or call, as the case may be. In the event that the Company makes payments in Three Year Junior Notes, such notes will be executed and delivered within 90 days of the date of the put or call, as the case may be.

     8.   NON-COMPETITION/NON-DISCLOSURE PROVISIONS.

          (a) NON-COMPETITION. In consideration of this Agreement, each Stockholder covenants and agrees that during the Restricted Period, if requested by the Company in writing, such Stockholder shall not, without the express written approval of the Board of Directors of the Company, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, any business which competes, directly or indirectly, with the Business in the Market ("COMPETITIVE BUSINESS") without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market,
(B) whether any of the activities of the Stockholder referred to above occur or are performed within or without the Market or (C) whether the Stockholder resides, or reports to an office, within or without the Market; PROVIDED, HOWEVER, that (x) the Stockholder may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) such Stockholder may accept employment with a successor company to the Company.

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          (b)  In consideration of this Agreement, each Stockholder covenants and agrees that during the period such Stockholder is an officer, director or employee of the Company or its subsidiaries and for the Restricted Period, such Stockholder shall not (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, member, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, agent, representative or any other person which has a business relationship with the Company or its subsidiaries or had a business relationship with the Company or its subsidiaries within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company or its subsidiaries, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date such Stockholder or the Competitive Business employs or seeks to employ such person) employed or retained by the Company or its subsidiaries. Notwithstanding the foregoing, nothing herein shall prevent such Stockholder from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (c) NON-DISCLOSURE. Each Stockholder further agrees that such Stockholder will not, directly or indirectly in one or a series of transactions disclose to any person or use or otherwise exploit for such Stockholder's own benefit or for the benefit of anyone other than the Company or its subsidiaries any Confidential Information (as defined below) whether prepared by such Stockholder or not provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company or its subsidiaries who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. Each Stockholder shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company or its subsidiaries, except as required in his normal course of employment by the Company or its subsidiaries. Each Stockholder shall use such Stockholder's commercially reasonable efforts to cause all persons or entities to whom Confidential Information shall be disclosed by such Stockholder hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Each Stockholder shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; PROVIDED, HOWEVER, that in the event disclosure is required by applicable law, such Stockholder shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, each Stockholder agrees to deliver to the Company all Confidential Information which such Stockholder may possess or control. Each Stockholder agrees that all Confidential Information of the Company and its subsidiaries (whether now or hereafter existing) conceived, discovered or made by him during his employment with the Company or its subsidiaries exclusively belongs to the Company and its subsidiaries (and not to such Stockholder). Each Stockholder will promptly disclose such Confidential Information to the Company and its subsidiaries and perform all actions reasonably requested by the Company and its subsidiaries to establish and confirm such exclusive ownership. As used herein, the term "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company or its subsidiaries, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "CONFIDENTIAL INFORMATION" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by such Stockholder not permissible hereunder.

          (d) NON-DISPARAGEMENT. During and after each Stockholder's employment with the Company or its subsidiaries, each Stockholder agrees that he shall not make any false, defamatory or disparaging statements about the Company or its subsidiaries or the officers or directors of the Company or its subsidiaries. During and after each Stockholder's employment with the Company or its subsidiaries, the Company agrees on behalf of itself and its subsidiaries that neither the officers nor the directors of the Company or its subsidiaries shall make any false, defamatory or disparaging statements about such Stockholder.

          (e) SPECIFIC PERFORMANCE. All the parties hereto agree that their rights under this SECTION 8 are special and unique and that violation thereof would not be adequately compensated by money damages and each grants the others the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

     9. DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below, unless the context requires otherwise:

          (a) "ADJUSTED FAIR MARKET VALUE" means for each share of the Securities, the greater of (A) an amount equal to Cost; or (B) an amount equal to (y) (i) eighty percent (80%) of the Statutory Surplus of Safety Insurance Company as of the end of the Company's prior fiscal quarter LESS (ii) the aggregate amount of all indebtedness or capitalized leases of the Company and its subsidiaries (including, without limitation, the Credit Agreement) immediately prior to the call or put date (including, without limitation, interest accrued but unpaid immediately prior to the call date, all determined in accordance with GAAP LESS (iii) the aggregate amount of the liquidation value of all preferred stock of the Company outstanding immediately prior to the call or put date, including accrued but unpaid dividends, all determined in accordance with GAAP; divided by (z) the aggregate number of shares of Securities issued and outstanding on a fully-diluted basis as of the date the Stockholder's employment with the Company or its subsidiaries is terminated. For this purpose, "FULLY-DILUTED BASIS" shall assume the full exercise of all options, warrants, calls and other similar securities and the full conversion (if dilutive) of all convertible stock, notes or other convertible securities, among other things.

          (b) "BUSINESS" means any business conducted by or engaged in by the Company or its subsidiaries, or proposed to be conducted by or engaged in by the Company or its subsidiaries on or prior to the date hereof or at any time while a Stockholder is a stockholder of the Company.

          (c)  "CAUSE" means any of the following:

               (i) a Stockholder's commission or conviction of any crime or criminal offense involving monies or other property, or felony;

               (ii) a Stockholder's commission or conviction of fraud or embezzlement;

               (iii) a Stockholder's material and knowing violation of any obligations imposed upon such Stockholder, personally, as opposed to upon the Company or its subsidiaries, whether as a stockholder or otherwise, under this Agreement, his employment agreement or the Operative Documents; PROVIDED, that such Stockholder has been given written notice describing any such violation in reasonable detail and fails to cure the violation within 90 days from such notice; or

               (iv) a Stockholder engages in egregious misconduct involving serious moral turpitude to the extent that such Stockholder's credibility and reputation no longer conform to the standard of the Company's or its subsidiaries executives.

          (d) "CHANGE OF CONTROL" means any of the following: (i) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing, (ii) the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings, or (iii) the closing of any sale by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

          (e) "COST" means (i) prior to the first anniversary of this Agreement, the initial subscription price per share for the shares of Common Stock at the time of subscription under this Agreement; (ii) on or after the first anniversary, but prior to the second anniversary of this Agreement, a price per share equal to the quotient of (x) $12.75 million divided by (y) the aggregate number of shares of Securities (other than the Restricted Shares) issued and outstanding on a fully-diluted basis as of the date hereof; (iii) on or after the second anniversary, but prior to the third anniversary of this Agreement, a price per share equal to the quotient of (x) $25.50 million divided by (y) the aggregate number of shares of Securities (other than the Restricted Shares) issued and outstanding on a fully-diluted basis as of the date hereof; and (iv) on or after the third anniversary of this Agreement, or (notwithstanding the foregoing subsections (i), (ii), and (iii)) at any time after the initial subscription under this Agreement if the employment of the Stockholder by the Company is terminated upon the death or Disability of the Stockholder, by the Company or its subsidiaries for any reason other than Cause, Material Breach, or Unsatisfactory Performance, or by the Stockholder for Good Reason, a price per share equal to the quotient of (x) $42.50 million divided by (y) the aggregate number of shares of Securities (other than the Restricted Shares) issued and outstanding on a fully-diluted basis as of the date hereof. For this purpose, "FULLY-DILUTED BASIS" shall assume the full exercise of all options, warrants, calls and other similar securities and the full conversion (if dilutive) of all convertible stock, notes or other convertible securities, among other things. Notwithstanding the foregoing, the "Cost" of the Restricted Shares shall at all times be zero (0).

          (f) "DISABILITY" means due to physical or mental disability any Stockholder is unable to perform, and does not perform, such Stockholder's duties as an employee of the Company and its subsidiaries (i) for a continuous period of 180 days or (ii) at such earlier time as such Stockholder submits satisfactory medical evidence that such Stockholder has a physical or mental disability which will likely prevent him from returning to work within 180 days. Determination of Disability shall be made in the reasonable judgment of the Board of Directors. In the event of any inconsistency between the definition of disability herein and the definition of such term in any employment agreement between the Stockholder and the Company then in effect, the definition of such term in such employment agreement shall control for purposes of this Agreement.

          (g) "EXECUTIVE MANAGEMENT GROUP" shall mean the management signatories to this Agreement (including by execution of a counterpart to this Agreement) or a restricted stock agreement issued pursuant to the Restricted Stock Plan.

          (h) "FAIR MARKET VALUE" means for each share of the Securities, the greater of (A) an amount equal to Cost; or (B) an amount equal to (y) (i) sixty percent (60%) of the Statutory Surplus of Safety Insurance Company as of the end of the Company's prior fiscal quarter LESS (ii) the aggregate amount of all indebtedness or capitalized leases of the Company and its subsidiaries (including, without limitation, the Credit Agreement) immediately prior to the call or put date (including, without limitation, interest accrued but unpaid immediately prior to the call date, all determined in accordance with GAAP LESS
(iii) the aggregate amount of the liquidation value of all preferred stock of the Company outstanding immediately prior to the call or put date, including accrued but unpaid dividends, all determined in accordance with GAAP; divided by
(z) the aggregate number of shares of Securities issued and outstanding on a fully-diluted basis as of the date the Stockholder's employment with the Company or its subsidiaries is terminated. For this purpose, "FULLY-DILUTED BASIS" shall assume the full exercise of all options, warrants, calls and other similar securities and the full conversion (if dilutive) of all convertible stock, notes or other convertible securities, among other things.

          (i) "GAAP" means the generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

          (j) "GOOD REASON" means as a result of material reduction in Stockholder's perquisites, position or responsibilities (other than such a reduction in perquisites which affects all of the Company's or its subsidiaries' senior executives on a substantially equal or proportionate basis), the relocation of the Company's or its Subsidiaries' primary place of business or the relocation of the Stockholder by the Company or its subsidiaries to another Company or subsidiary office more than 75 miles from Boston, Massachusetts, or the

Company's willful, material violation of its obligations under this Agreement, in each case, after 60 days' prior written notice to the Company and its Board of Directors and the Company's failure thereafter to cure such reduction or violation.

          (k) "MARKET" means any county in the United States of America and each similar jurisdiction in any other country in which the Business was conducted by or engaged in by the Company or its subsidiaries on or prior to the date hereof or is conducted or engaged in, or in which the Company or its subsidiaries is seeking authorization to conduct Business, at any time during the Stockholders employment by the Company or its subsidiaries.

          (l)  "MATERIAL BREACH" means:

               (i) Stockholder's breach of any of such Stockholder's fiduciary duties to the Company, its subsidiaries or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company or its subsidiaries;

               (ii) Stockholder's willful, continual and material neglect or failure to discharge such Stockholder's duties, responsibilities or obligations prescribed by this Agreement or of any other agreement between the Company or its subsidiaries or by the Company (other than arising solely due to physical or mental disability);

               (iii) Stockholder's habitual drunkenness or substance abuse which materially interferes with such Stockholder's ability to discharge such Stockholder's duties, responsibilities or obligations prescribed by the Company or its subsidiaries;

               (iv) Stockholder's violation of any non-competition, non-disparagement or confidentiality agreement with the Company or its subsidiaries, including without limitation, those set forth in SECTION 8 of this Agreement, or any other agreements with the Company or its subsidiaries; and

               (v) Stockholder's gross neglect of such Stockholder's duties and responsibilities, as determined by the Company's Board of Directors;

     in each case, for purposes of clauses (i) through (v), after the Company or the Board of Directors has provided such Stockholder with 60 days' written notice of such circumstances and the possibility of a Material Breach in reasonable detail, and such Stockholder fails to cure such circumstances and Material Breach within those 60 days. No act or omission shall be deemed gross neglect if done, or omitted to be done, in good faith by such Stockholder based upon a resolution duly adopted by the Company's Board of Directors.

          (m) "RESTRICTED PERIOD" means, with respect to any Stockholder, the Restricted Period under and as defined in such Stockholder's employment agreement with Safety Insurance Company.

          (n) "RETIREMENT" shall mean any voluntary termination of employment by a Stockholder for any reason other than Death, Disability, Cause, Material Breach or Unsatisfactory Performance after such Stockholder reaches age 65.

          (o) "SALE", "SELL", "TRANSFER" and the like shall include any disposition by way of transfer, with or without consideration, to any person for any purpose and shall include, but shall not be limited in any way to, redemption by the issuer, private or public sale or exchanges of securities or any other similar transaction involving stock.

          (p) "STATUTORY SURPLUS" means the surplus as regards policyholders as reflected in the Statutory Financial Statements of Safety Insurance Company, Inc.

          (q) "THREE YEAR JUNIOR NOTES" means a promissory note of the Company in the form attached hereto as EXHIBIT 5.

          (r) "UNSATISFACTORY PERFORMANCE" means a Stockholder's failure to perform Stockholder's duties to the standards set by the Board of Directors (such determination to be made in the good faith by the Board of Directors); PROVIDED, that Stockholder has been given notice and 30 days from such notice fails to cure such unsatisfactory performance.

     10.  MISCELLANEOUS.

          (a) Subject to the conditions of transfer of Securities hereunder and in the Stockholders Agreement, this Agreement shall be binding upon and shall inure to the benefit of each individual Stockholder and such Stockholder's respective heirs, executors, administrators, assigns and legal representatives and to the Company and its respective successors and assigns, by way of merger, consolidation or operation of law or otherwise. Once a Stockholder is no longer a stockholder of the Company all rights and benefits (but not the obligations) previously enjoyed by such party pursuant to the terms of this Agreement shall automatically terminate with respect to such party.

          (b) Prior to consummation of any transfer of Securities held by a Stockholder permitted under the Stockholders Agreement, except for transfers pursuant to a public offering, such party shall cause the transferee to execute an agreement in which the transferee agrees to be bound by the terms of this Agreement and the Stockholders Agreement.

          (c) Each Stockholder acknowledges that the Company may purchase, at its sole expense, a life insurance policy, the proceeds of which will be used to purchase Stockholder's Securities in the event of Stockholder's death and each Stockholder hereby agrees to cooperate with the Company in obtaining such insurance.

          (d) Nothing in this Agreement shall constitute an agreement by, or shall impose any obligation upon, the Company or its subsidiaries to employ, or to continue to employ, any Stockholder, or shall constitute an agreement by, or shall impose any obligation upon, the Company or its subsidiaries with respect to the terms and conditions of employment of any Stockholder, and will not limit or restrict, in any manner, the Company's or its subsidiaries' right or ability to terminate any Stockholder.

          (e) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          (f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE MAY BE IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF DELAWARE OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS
SECTION 11(g) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

          (g) Each of the Stockholders agrees and acknowledges that the Operative Documents and any other agreement or instrument that may restrict the ability of the Company to make any dividend or redemption payments may be created, amended, modified or supplemented, from time to time, and may be refinanced, extended or substituted, from time to time, without notice to, or the consent or approval of, the Stockholders.

          (h) All personal pronouns used in this Agreement, whether used in masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. If the requirements of this Agreement have otherwise been met, new Stockholders may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise the Exhibits as may be necessary or appropriate.

          (j) In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

          (k) This Agreement constitutes the entire agreement by and among the parties with respect to the subject matter hereof and may not be modified orally, but only by a writing subscribed by the party charged therewith.

          (l) Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as are necessary to effectuate the terms and purposes of this Agreement.

          (m) Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above and to each of the other Stockholders at such Stockholder's address below or to such other address as the Stockholder shall have furnished to the Company.

          (n) Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

     11.  RECEIPT OF STOCK CERTIFICATES.

     Each Stockholder herewith acknowledges receipt of the certificate(s) evidencing the Securities purchased by Stockholder.

     IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written.


                                         SAFETY HOLDINGS, INC.


                                         By:  /s/A. Richard Caputo, Jr.
                                              ----------------------------------
                                              Name:   A. Richard Caputo, Jr.
                                              Title:  Vice President


                                         MANAGEMENT STOCKHOLDERS:


                                         /s/David F. Brussard
                                         ---------------------------------------
                                         David F.  Brussard


                                         /s/Edward J. Patrick, Jr.
                                         ---------------------------------------
                                         Edward J. Patrick, Jr.


                                         /s/William J. Begley, Jr.
                                         ---------------------------------------
                                         William J. Begley, Jr.


                                         /s/Daniel F. Crimmins
                                         ---------------------------------------
                                         Daniel F. Crimmins


                                         /s/Robert J. Kerton
                                         ---------------------------------------
                                         Robert J. Kerton


                                         /s/David E. Krupa
                                         ---------------------------------------
                                         David E. Krupa


                                         /s/Daniel D. Loranger
                                         ---------------------------------------
                                         Daniel D. Loranger